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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of The Pep Boys—Manny, Moe & Jack on Form S-3 of our report dated April 9, 2004, appearing in the Annual Report on Form 10-K of The Pep Boys—Manny, Moe & Jack for the year ended January 31, 2004.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania

December 8, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM